UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2009

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street
Silver Spring, MD		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Executive Officer Salaries and Bonus Opportunities

On March 4, 2009, the Compensation Committee (the “Committee”) of United Therapeutics Corporation (the “Company”) approved 2009 salaries and cash and equity incentive bonus target opportunities for the §16 executive officers of the Company as follows:

Dr. Martine Rothblatt’s annual base salary remains unchanged at $810,000.  In addition, Dr. Rothblatt’s annual cash incentive bonus target opportunity is increased from $750,000 to $775,000.  Dr. Rothblatt is entitled to receive stock options at the end of each calendar year in accordance with the formula set forth in her employment agreement, as amended, based on the average closing bid price of the Company’s common stock for the month of December.

Dr. Roger Jeffs’ annual base salary remains unchanged at $675,000.  In addition, Dr. Jeffs’ annual cash incentive bonus target opportunity is increased from $485,000 to $510,000, and his annual equity incentive bonus target opportunity remains unchanged at 175,000 Share Tracking Awards (“Awards”) under the Company’s Share Tracking Awards Plan.

Mr. Paul Mahon’s annual base salary remains unchanged at $585,000.  In addition, Mr. Mahon’s annual cash incentive bonus target opportunity is increased from $325,000 to $345,000, and his annual equity incentive bonus target opportunity remains unchanged at 125,000 Awards.

Mr. John Ferrari’s annual base salary remains unchanged at $400,000.  In addition, Mr. Ferrari’s annual cash incentive bonus target opportunity is increased from $200,000 to $210,000, and his annual equity incentive bonus target opportunity remains unchanged at 125,000 Awards.

The foregoing 2009 contingent cash incentive bonus target opportunities will be assessed pursuant to the Company-wide Milestone Incentive Bonus Program criteria applicable for 2009, which remain unchanged from those for 2008.  Cash incentive bonus awards for the Company’s §16 executive officers are assessed and granted twice yearly.

When assessing the foregoing 2009 annual equity incentive bonus target opportunities for Dr. Jeffs and Messrs. Mahon and Ferrari, the Committee will consider the following factors: (i) a subjective evaluation of individual performance, including contribution to the advancement of corporate objectives, impact on financial results and strategic accomplishments; (ii) the Company’s overall performance, financial condition and prospects; and (iii) accomplishments under the Company-wide Milestone Incentive Bonus Program. Equity incentive bonus awards for the Company’s §16 executive officers other than Dr. Rothblatt are assessed and granted twice yearly. As discussed above, under the formula set forth in her employment agreement, as amended, Dr. Rothblatt is entitled to receive one year-end grant of stock options on December 31st of each year, based on the average closing bid price of the Company’s common stock for the month of December.

A detailed discussion of the Company’s executive compensation program will be set forth in its proxy statement in connection with its 2009 annual meeting of shareholders to be filed with the Securities and Exchange Commission on or about April 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: March 6, 2009	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel